Exhibit 10.20

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is made and entered into as of the fifth day of February, 2004 by and between Allin Corporation, a Delaware corporation (“Employer”), and Richard W. Talarico (“Employee”), a resident of Pennsylvania.

WHEREAS, Employer and Employee entered into that certain Employment Agreement dated as of January 10, 2002, effective as of January 1, 2001 (the “Employment Agreement”); and

WHEREAS, Employer and Employee desire to extend the term of the Employment Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

1.	Section 2 of the Employment Agreement is hereby amended effective January 1, 2004 by replacing the date “December 31, 2003” appearing in the second line of such Section 2 with the date “December 31, 2006”.

2.	All other terms and conditions of the Employment Agreement remain in full force and effect.

Allin Corporation

/s/ Richard W. Talarico	By: /s/ Dean C. Praskach
Richard W. Talarico	Dean C. Praskach
Vice President and Chief Financial Officer